Exhibit No. 15

July 28, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2011 on our review of interim financial information of Cell Therapeutics, Inc. for the six month period ended June 30, 2011 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 is incorporated by reference in the Registration Statements of Cell Therapeutics, Inc. on Forms S-3 (File Nos. 333-130411, 333-131533, 333-130004, 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926, 333-112681, 333-138170, 333-134126, 333-143452, 333-149980, 333-149981, 333-149982, 333-152171, 333-160969, 333-158272, 333-157376, 333-153358, 333-163479, 333-161442, 333-93835, 333-33872, 333-33268, and 333-39385) and on Form S-8 (File No. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791, 333-118016, 333-146624, 333-152168, 333-158260, 333-162955, and 333-170044).

Yours very truly,

/s/ Marcum LLP